                                                                    Exhibit 4.3

                                   EXHIBIT A-1

                               (Face of Debenture)
                   11 5/8% Senior Discount Debentures due 2009

No. _____                                                    $_________________
                                                                 CUSIP NO.

                  Grove Holdings LLC and Grove Holdings Capital, Inc. promise to pay to_________________ or registered assigns, the principal sum of ________________ Dollars on______________, 2009.

Interest Payment Dates:  May 1 and November 1

Record Dates:  April 15 and October 15

GROVE HOLDINGS LLC

By:______________________________
      Name:
      Title:

GROVE HOLDINGS CAPITAL, INC.

By:______________________________
      Name:
      Title:

Dated:  ___________

This is one of the [Global]
Debentures referred to in the
within-mentioned Indenture:

UNITED STATES TRUST COMPANY OF
  NEW YORK, as Trustee

By:_______________________________
   Authorized Signatory


                                      A-1-1

                               (Back of Debenture)

                   11 5/8% Senior Discount Debentures due 2009

                  [Unless and until it is exchanged in whole or in part for Debentures in definitive form, this Debenture may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.](1)

                  "FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $568.01, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $431.99, THE ISSUE DATE IS APRIL 29, 1998 AND THE YIELD TO MATURITY IS 11 5/8% PER ANNUM."

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. Grove Holdings LLC, a Delaware limited liability company ("Holdings") and Grove Holdings Capital, Inc., a Delaware corporation ("Grove Capital" and together with Holdings, the "Issuers"), promise to pay interest on the principal amount of this Debenture at 11 5/8% per annum from November 1, 2003 until maturity, shall pay the aggregate principal amount of this Debenture on May 1, 2009 and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Liquidated Damages, if any, semi-annually on May 1 and November 1 (each an "Interest Payment Date") of each applicable year, or if any such day is not a Business Day, on the next succeeding Business Day. The Debentures will accrete at a rate of 11 5/8% per annum, compounded semi-annually to an aggregate principal amount of $88,000,000 at May 1, 2003. Thereafter, interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 1, 2003. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Issuers will pay interest on the Debentures (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Debentures at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Debentures are canceled after such record date and on or before such Interest Payment Date, except as

-----------------------------
(1) This paragraph should be included only if the Debenture is issued in global form.

                                      A-1-2
provided in Section 2.12 of the Indenture with respect to defaulted interest. The Debentures will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Debentures and all other Debentures the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. PAYING AGENT AND REGISTRAR. Initially, United States Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

                  4. INDENTURE. The Issuers issued the Debentures under an Indenture dated as of April 29, 1998 (the "Indenture") by and among the Issuers and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Section 77aaa-77bbbb). The Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Debenture conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling. The Debentures are general unsecured Obligations of the Issuers limited to $150.0 million in aggregate principal amount at maturity.

                  5.       OPTIONAL REDEMPTION.

                  (a) The Issuers shall have the option to redeem the Debentures, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

          Year                                                Percentage
          2003............................................... 105.813%
          2004............................................... 103.875%
          2005............................................... 101.938%
          2006 and thereafter................................ 100.000%

                  (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to May 1, 2001, the Issuers may (but will not have the obligation to) on any one or more occasions redeem up to 35% of the aggregate principal amount of Debentures originally issued at a redemption price equal to 111.625% of the Accreted Value (determined at the date of redemption) thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that at least 65% of the aggregate principal amount of Debentures originally issued remain outstanding immediately after the occurrence of such redemption (excluding Debentures held by Holdings and its Subsidiaries); and provided further, that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

                                      A-1-3

                  6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Debentures.

                  7.       REPURCHASE AT OPTION OF HOLDER.

                  (a) If there is a Change of Control, the Issuers shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Debentures at a purchase price equal to 101% of the Accreted Value thereof on the date of purchase (if such date of purchase is prior to May 1, 2003) or 101% of the aggregate principal amount thereof (if such date of purchase is on or after May 1, 2003) plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b) When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers will be required to make an offer to all Holders of Debentures (an "Asset Sale Offer") to purchase the maximum principal amount of Debentures that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of Accreted Value thereof on the date of purchase (if such date of purchase is prior to May 1, 2003) or 101% of the aggregate principal amount thereof (if such date of purchase is on or after May 1, 2003) plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, Holdings may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Debentures tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Debentures to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

                  (c) Holders of Debentures that are the subject of an offer to purchase will receive a Change of Control Offer or Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Debentures purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

                  8. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first-class mail, at least 30 days but not more than 60 days before the redemption date to each Holder whose Debentures are to be redeemed at its registered address. Debentures in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Debentures held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Debentures or portions thereof called for redemption.

                  9. DENOMINATIONS, TRANSFER, EXCHANGE. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption, except for the unredeemed portion of any Debenture being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Debentures for aperiod of 15 days before a selection of Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                                      A-1-4

                  10. PERSONS DEEMED OWNERS. The registered Holder of a Debenture may be treated as its owner for all purposes.

                  11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Debentures and Additional Debentures, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture or the Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures and Additional Debentures, if any, voting as a single class. Without the consent of any Holder of a Debenture, the Indenture or the Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of the Issuers' obligations to Holders of the Debentures in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to provide for the Issuance of Additional Debentures in accordance with the limitations set forth in the Indenture.

                  12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to the Debentures; (ii) default in payment when due of principal of or premium, if any, on the Debentures; (iii) failure by Holdings or any of its Restricted Subsidiaries for 30 days after receipt by the Issuers of notice from the Trustee or by the Issuers and the Trustee of notice from the Holders of at least 25% in principal amount of Debentures then outstanding to comply with the provisions described under Sections 4.07, 4.09, 4.10 or 4.14 hereof; (iv) failure by Holdings or any of its Restricted Subsidiaries for 60 days after receipt by the Issuers of notice from the Trustee or by the Issuers and the Trustee of notice from the Holders of at least 25% in principal amount of Debentures then outstanding to comply with any of its other agreements in the Indenture or this Debenture; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holdings or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Holdings or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its stated maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more and provided that in the case of any guarantees, a default shall not be deemed to occur unless Holdings or such Restricted Subsidiary, as applicable, defaults in its payment obligations under such guarantee after demand has been made in accordance with the terms of such guarantee; (vi) failure by Holdings or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million (net of any amount with respect to which a reputable insurance company with assets over $100.0 million has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days; (vii) failure by Grove Worldwide LLC or its subsidiaries to apply the proceeds from the Offering as set forth under the caption "Use of Proceeds" in the Offering Memorandum prior to the 10th Business Day after the date hereof; and (vii) certain events of bankruptcy or insolvency with respect to Holdings or any of its Significant Subsidiaries.

                 If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of

                                      A-1-5
bankruptcy or insolvency, all outstanding Debentures will become due and payable without further action or notice. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Debentures waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Debentures. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  13. TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

                  14. NO RECOURSE AGAINST OTHERS. A member, director, officer, employee, incorporator or stockholder, of the Issuers, as such, shall not have any liability for any obligations of the Issuers under the Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

                  15. AUTHENTICATION. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL DEBENTURES AND RESTRICTED DEFINITIVE DEBENTURES. In addition to the rights provided to Holders of Debentures under the Indenture, Holders of Restricted Global Debentures and Restricted Definitive Debentures shall have all the rights set forth in the Registration Rights Agreement dated as of April 29, 1998, between the Issuers and the parties named on the signature pages thereof or, in the case of Additional Debentures, Holders of Restricted Global Debentures and Restricted Definitive Debentures shall have the rights set forth in one or more registration rights agreements, if any, between the Issuers and the other parties thereto, relating to rights given by the Issuers to the purchasers of any additional Debentures (collectively, the "Registration Rights Agreement").

                  18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on theDebentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                                      A-1-6

                  The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                           Grove Holdings LLC
                           201 Main Street
                           Fort Worth, Texas 76102
                           Attention: Keith Simmons, Esq.



                                      A-1-7

                                 ASSIGNMENT FORM

                  To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to (Insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________________________

_______________________________________________________________________________
           (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Debenture on the books of the Issuers. The agent may substitute another to act for him.

Date: ______________

Your Signature: _____________________________
(Sign exactly as your name appears on the face of this Debenture)

Signature Guarantee: ________________________




                                      A-1-8

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Debenture purchased by Holdings pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

                  / / Section 4.10            / / Section 4.14

                  If you want to elect to have only part of the Debenture purchased by Holdings pursuant to Section 41.0 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$ ____________

Date: ________________

Your Signature: _____________________________
(Sign exactly as your name appears on the face of this Debenture)

Signature Guarantee: ________________________



                                     A-1-9

          SCHEDULE OF TRANSFER OR EXCHANGES OF INTERESTS IN THE GLOBAL
                                   DEBENTURE(2)

                  The following transfers or exchanges of a part of this Global Debenture for an interest in another Global Debenture or for a Definitive Debenture, or transfers or exchanges of a part of another Global Debenture or Definitive Debenture for an interest in this Global Debenture, have been made:



                                                                                Principal Amount
                                Amount of            Amount of Increase          at maturity of
                               decrease in              in Principal              this Global             Signature of
                            Principal Amount               Amount                  Debenture           authorized officer
                             at maturity of            at maturity of            following such           of Trustee or
                               this Global              this Global               decrease (or              Debenture
Date of Exchange                Debenture                Debenture                  increase)               Custodian
----------------            -----------------        ------------------         -----------------      ------------------








-----------------------------------
(2) This schedule should only be included if the Debentures are issued in global form.

                                     A-1-10